Exhibit 3.2

AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP

OF

RICE MIDSTREAM PARTNERS LP

This Amended and Restated Certificate of Limited Partnership of Rice Midstream Partners LP, a Delaware limited partnership (the “Partnership”), has been duly executed and is filed pursuant to Section 17-210 of the Delaware Revised Uniform Limited Partnership Act (the “Act”), and amends and restates the Certificate of Limited Partnership of the Partnership (the “Certificate”) in its entirety, as hereinafter set forth, which Certificate was originally filed in the office of the Secretary of State of the State of Delaware on August 5, 2014.

The undersigned, being the only general partner of the Partnership, does hereby certify that the Certificate is hereby amended and restated in its entirety as follows:

1.                                      Name. The name of the Partnership is “Rice Midstream Partners LP”.

2.                                      Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

New Castle County

The name and address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

New Castle County

3.                                      General Partner. The name and mailing address of the general partner of the Partnership are:

Rice Midstream Management LLC

625 Liberty Avenue, Suite 1700

Pittsburgh, PA 15222

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Limited Partnership of Rice Midstream Partners LP on this 8th day of December, 2017.

By:	Rice Midstream Management LLC,
general partner of Rice Midstream Partners LP

	By:	/s/ Robert J. McNally
	Name:	Robert J. McNally
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Amended and Restated Certificate of Limited Partnership of

Rice Midstream Partners LP]